Exhibit 10.3

EXECUTION

WAIVER UNDER TAX RECEIVABLE AGREEMENT

This WAIVER UNDER TAX RECEIVABLE AGREEMENT (this “Waiver”) is entered into as of April 15, 2022, by and among Redbox Entertainment Inc., a Delaware corporation (“Redbox”), as successor to Seaport Global Acquisition Corp., a Delaware corporation, Redwood Holdco, LP, a Delaware limited partnership (the “TRA Holder”), and Redwood Intermediate, LLC, a Delaware limited liability company (“OpCo”) (such persons, collectively, the “TRA Parties”).

RECITALS

WHEREAS, the TRA Parties entered into that certain Tax Receivable Agreement, dated as of October 22, 2021 (the “TRA”);

WHEREAS, Article IV of the TRA provides for an Early Termination Payment by Redbox or any member of any Consolidated Tax Return of which Redbox (or a successor thereto) is a member, where appropriate (collectively, the “Corporate Taxpayer”) in the event of a Change of Control, unless otherwise waived in writing by the TRA Holder;

WHEREAS, the Corporate Taxpayer has requested that the TRA Holder permanently and irrevocably waive compliance with Section 4.1(c) of the TRA, to the extent such section would result in any obligation of the Corporate Taxpayer arising upon any current or future Change of Control;

WHEREAS, Section 7.6(b) of the TRA provides that no provision of the TRA may be waived unless such waiver is in writing signed by the party against whom the waiver is to be effective; and

WHEREAS, the TRA Holder has approved this Waiver;

NOW, THEREFORE, and acknowledging the Corporate Taxpayer’s reliance hereon, the TRA Holder hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1        Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the TRA. To the extent there is a conflict or inconsistency between the terms of this Waiver and the terms of the TRA (prior to giving effect to this Waiver), the terms of this Waiver shall govern and control.

ARTICLE II

PERMANENT WAIVER

2.1        Waiver. Subject to the terms of this Waiver, the TRA Holder hereby permanently and irrevocably waives compliance with Section 4.1(c) of the TRA to the extent such section would affect any obligations arising upon any current or future Change of Control that results solely from a change described in subsection (iv) of the definition of “Change of Control,” i.e., a change in the membership of the board of directors of Redbox.

2.2         Corporate Taxpayer Reliance. The TRA Holder hereby acknowledges that Corporate Taxpayer intends to and will rely on this waiver.

2.3        Credit Agreement . Reference is made to the Credit Agreement, dated as of October 20, 2017 (as amended by the Incremental Assumption and Amendment Agreement, dated as of September 7, 2018, Amendment No. 2, dated as of September 30, 2020, that certain Amendment No. 3, dated as of December 28, 2020, the Incremental Assumption and Amendment Agreement No. 4, dated as of January 29, 2021, Amendment No. 5, dated as of May 16, 2021, that certain Consent Agreement to Amendment No. 5 to the Credit Agreement, dated as of October 11, 2021 and the Incremental Assumption and Amendment Agreement No. 6 dated of as of the date hereof, as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Opco, as Holdings, and Redbox Automated Retail, LLC, as Borrower, the lenders party thereto (“Lenders”), and HPS Investment Partners, LLC, as the Administrative Agent. The TRA Parities hereby agree that, in furtherance of Section 5.1 of the TRA, no payments shall be made or permitted under the TRA until such time as Senior Obligations under (and as defined in the Credit Agreement) have been Paid in Full (as defined in the Credit Agreement).

ARTICLE III

TRA REMAINS IN FULL FORCE AND EFFECT

3.1        TRA Remains in Full Force and Effect. Except to the extent waived hereby, all provisions in the TRA shall remain in full force and effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE TRA HOLDER

4.1         Representations and Warranties of the TRA Holder. The TRA Holder represents and warrants to the other parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

(a)         Authorization of Transaction. The TRA Holder has all requisite power and authority (corporate or otherwise) to execute and deliver this Waiver and to perform its obligations hereunder. The execution and delivery by the TRA Holder of this Waiver and the performance by the TRA Holder of this Waiver and the consummation by the TRA Holder of the transactions contemplated hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of the TRA Holder. This Waiver has been duly and validly executed and delivered by the TRA Holder and constitutes a valid and binding obligation of the TRA Holder and each other person entitled to payment under the TRA, enforceable against the TRA Holder and each other person entitled to payment under the TRA in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

(b)         Non-contravention. Neither the execution and delivery by the TRA Holder of this Waiver, nor the consummation by the TRA Holder of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of the TRA Holder, (ii) require on the part of the TRA Holder any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the TRA Holder or any of its properties or assets.

(c)         No Additional Representations. The TRA Holder acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the TRA Holder furnished or made available to the TRA Holder and its representatives except as expressly set forth in this Waiver.

ARTICLE V

ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARY

5.1         Section 5.01. Entire Agreement. This Waiver constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

5.2        Section 5.02. No Third Party Beneficiary. This Waiver shall be binding upon and inure solely to the benefit of TRA Parties and the Corporate Taxpayer and their respective successors and assigns, and nothing in this Waiver, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Waiver.

[The remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the TRA Holder has duly executed this Waiver as of the date first written above.

TRA Holder

REDWOOD HOLDCO, LP

By: Redwood Holdco GP, LLC, its general partner

By: New Outerwall, Inc., its sole member

By: Aspen Parent, Inc., its sole stockholder

By: Outerwall Holdings, LLC, the sole holder of its Class A shares

By: Aspen Parent Holdings, LLC, its majority member

By: AP VIII Aspen Holdings, L.P., its sole member

By: AP VIII Aspen Holdings GP, LLC, its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

[Signature Page to Waiver with respect to Tax Receivable Agreement]

ACCEPTANCE OF WAIVER

Redbox and OpCo hereby acknowledge receipt of this Waiver as of the date first written above.

Redbox

REDBOX ENTERTAINMENT, INC.

By:	/s/ Galen C. Smith
Name: Galen C. Smith
Title: Chief Executive Officer

OpCo

REDWOOD INTERMEDIATE, LLC

By:	/s/ Galen C. Smith
Name: Galen C. Smith
Title: President

[Signature Page to Waiver Under Tax Receivable Agreement]